                               AMISTAR CORPORATION
                                237 Via Vera Cruz
                          San Marcos, California 92069


                                 PROXY STATEMENT
                                 MARCH 25, 2002

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amistar Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 1, 2002 at 10:00 A.M., local time, at the Company headquarters in San Marcos, California, and at any adjournments or adjournments thereof.

At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect six Directors. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted. Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by the Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the Shareholders on or about March 29, 2002.

The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment thereof. At the close of business on the record date there were outstanding 3,086,372 shares of common stock of the Company (the "Common Stock"). The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held (unless there is cumulative voting, as described below). The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

In the event that, prior to the election of Directors, a Shareholder has given notice at the Annual Meeting of such Shareholder's intention to cumulate votes (i.e. to cast for any one or more candidates a number of votes for each share equal to the number of Directors to be elected) and the names of such candidate or candidates have been placed in nomination, then in electing Directors all Shareholders may cumulate their votes for candidates in nomination. Otherwise, no Shareholder shall be entitled to cumulate votes. The Company has not been advised that any Shareholder intends to give notice of intention to nominate a Director or to cumulate votes for Directors. In the event the Directors are to be elected by cumulative voting, the persons named in the accompanying form of proxy will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate. Whether or not there is cumulative voting, the six candidates receiving the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect.

If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares of Common Stock will be voted "FOR" the Directors nominated. In matters other than the election of Directors, under California law abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved. For purposes of SEC Rule 16b-3, however, abstentions are treated as votes against the proposal while broker non-votes are not counted.

In the event that sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named the proxies will vote in favor of such adjournment or adjournments.

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice and the enclosed proxy form and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals on account of such activities.


                              ELECTION OF DIRECTORS

Nominees
--------

The Bylaws of the Company presently provide that the authorized number of Directors shall be no less than five and no more than nine and that the exact number of Directors shall be fixed from time to time by the Board of Directors. At present, the Board has fixed the number of Directors at six.

At the Annual Meeting, six Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors intends to nominate the six persons named below (each of whom currently serves as a Director until the Annual Meeting and until a successor has been elected and qualified) for election as Directors. Unless otherwise instructed the proxy holders intend to vote the shares of Common Stock represented by the proxies to cause the election of these nominees. All of these nominees have indicated that they are able and willing to serve as Directors.

Information Concerning Nominees
-------------------------------

The nominees are listed below, together with their ages, positions and offices with the Company.

                  Name            Age                 Title
        ------------------------ ------ ------------------------------------

        Stuart C. Baker           70    Chairman of the Board and President
        Dr. Sanford B. Ehrlich    50    Director*
        William W. Holl           71    Secretary, Treasurer and Director
        Gordon S. Marshall        82    Director*
        Carl C. Roecks            68    Director
        Howard C. White           61    Director*

(*) Member of the audit and compensation committees


Mr. Baker, a founder of the Company, has served the Company as a Director and President since its inception in 1971 and as its Chairman of the Board since 1993.

Dr. Ehrlich was appointed a Director in 2000. Dr. Ehrlich is Associate Professor of Management at the College of Business Administration, San Diego State University, and serves as the Executive Director of the school's Entrepreneurial Management Center.

Mr. Holl, a founder of the Company, has served the Company as Director, Secretary and Treasurer since its inception in 1971 and as Chief Financial Officer from 1978 through 2001. In 2001, Mr. Holl retired and serves the Company on a part-time basis.

Mr. Marshall has served the Company as the Chairman of the Board from 1974 to 1993. Mr. Marshall is the founder and former Chairman of the Board of Marshall Industries, an electronics distribution company acquired by Avnet Electronics Marketing in 1999.

Mr. Roecks, a founder and Director of the Company has served the Company in various engineering and management capacities since its inception in 1971. Since 1989 Mr. Roecks has been retired, and serves the Company on a part-time basis.

Mr. White, appointed Director in 2000, was formerly a partner in charge of the Metropolitan Southern California Region Accounting and Audit Practice and worldwide managing director of finance with Andersen Worldwide. Mr. White is currently President of White & White LLC, a financial and business consulting services company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's Common Stock owned on December 31, 2001 by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's directors, executive officers, and by all directors and executive officers as a group.

             Directors, Officers                 Shares
             And 5% Shareholders         Beneficially Owned (1)          Percent
             -------------------         ----------------------          -------

Gordon S. Marshall                          634,800                      20.6%
  237 Via Vera Cruz
  San Marcos, CA 92069

Stuart C. Baker                             409,800  (2)                 13.3%
  237 Via Vera Cruz
  San Marcos, CA 92069

Carl C. Roecks                              202,700  (3)                  6.6%
  237 Via Vera Cruz
  San Marcos, CA 92069

Dimensional Fund Advisor                    201,300  (4)                  6.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

William W. Holl                             150,000  (5)                  4.9%
  237 Via Vera Cruz
  San Marcos, CA 92069

Daniel C. Finn                               10,000                          *
  237 Via Vera Cruz
  San Marcos, CA 92069

Harry A. Munn                                 2,500                          *
  237 Via Vera Cruz
  San Marcos, CA  92069

Howard C. White                               2,000                          *
  237 Via Vera Cruz
  San Marcos, CA  92069

Gregory D. Leiser                             1,300                          *
  237 Via Vera Cruz
  San Marcos, CA 92069

Dr. Sanford B. Ehrlich                        1,000                          *
  237 Via Vera Cruz
  San Marcos, CA  92069

All directors and officers as a group     1,414,100                      45.8%
(6 persons)
    *  Not Meaningful

1) Except as indicated in other notes to this table, each shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws.

2) Represents shares held by the Baker Family Trust dated January 16, 1985 for which Mr. Baker and his wife are co-trustees.

3) Represents shares held by the Roecks Family Trust dated June 7, 1984 for which Mr. Roecks and his wife are co-trustees.

4) Information as of December 31, 2001 reported on Schedule 13G dated January 30, 2002 under the Securities Exchange Act of 1934.

5) Represents shares held by the Holl Trust dated September 24, 1998 for which Mr. Holl and his wife are co-trustees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash Compensation
-----------------

The following table sets forth information concerning cash compensation paid or accrued for services rendered during the year ended December 31, 2001 to each of the executive officers of the Company.

I.  SUMMARY COMPENSATION TABLE

THE PURPOSE OF THIS TABLE IS TO SET FORTH IN SPECIFIC COLUMNAR FORM THE TOTAL COMPENSATION OF THE CEO/PRESIDENT AND THE ONLY EXECUTIVES WHO EARN MORE THAN $100,000 PER YEAR IN SALARY AND BONUSES.

                                                                                                LONG-TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------------
                                        ANNUAL COMPENSATION                         AWARDS               PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
          (a)               (b)        (c)         (d)            (e)           (f)        (g)             (h)             (i)
                                                   (1)            (2)       Restricted
Name and Principal                                           Other Annual     Stock       Options/                        All Other
Position                   Year      Salary ($)  Bonus ($)   Compensation   Award(s)        SARs      LTIP Payouts ($)  Compensation
------------------------------------------------------------------------------------------------------------------------------------
Stuart C. Baker            2001         147,290     0             7,200          0          0               0               0
President                  2000         150,000     0             7,200          0          0               0               0
                           1999         150,000     0             7,200          0          0               0               0

William W. Holl            2001         119,275     0             7,780          0          0               0               0
Secretary/Treasurer        2000         143,000     0            11,490          0          0               0               0
                           1999         143,000     0            11,490          0          0               0               0

Daniel C. Finn             2001         129,190     0            11,080          0          0               0               0
VP Operations              2000         110,000     0            10,500          0          0               0               0
                           1999         110,000     0             9,300          0          0               0               0

Tod N. Kilgore             2001         129,185     0             9,280          0          0               0               0
VP Marketing /             2000         125,000     0             9,150          0          0               0               0
Sales-AMS division

Harry A. Munn              2001         131,900     0            11,160          0          0               0               0
Executive V.P. -           2000         136,000     0            11,280          0          0               0               0
Marketing / Sales          1999         136,000     0            11,280          0          0               0               0

Gregory D. Leiser          2001         105,260     0             3,040          0          0               0               0
VP Finance/CFO

(1) Bonuses are shown in the year paid and are based on the prior year's performance.

(2) Includes a car allowance for each named individual (except Gregory Leiser), plus the Company's matching contributions to the Company's 401-K Plan.

Report of the Compensation Committee
------------------------------------

The Committee, which determines and administers the compensation of the Company's executive officers endeavors to ensure that the compensation program for executive officers is effective in attracting and retaining the key executives responsible for the success of the corporation.

The Committee takes into account various indicators of corporate and individual performance in determining the level of executive compensation, as net income, earnings per share and return on investment. The Committee also must establish base salaries of the President and other executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position.

The Committee may also grant stock options to executive officers and key employees. No options have been granted to Mr. Baker.


                                           Compensation Committee
                                           Gordon S. Marshall, Chairman
                                           Sanford B. Ehrlich
                                           Howard C. White

Report of the Audit Committee
-----------------------------

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2001.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company, and has discussed with KPMG LLP their independence from the Company. Based upon our review and discussions concerning the Company's audited financial statements, we recommend that the audited financial statements for the year ended December 31, 2001 be included in the Company's annual report.



                                         Audit Committee
                                         Howard C. White, Chairman
                                         Sanford B. Ehrlich
                                         Gordon S. Marshall

II.   OPTION/ SAR GRANTS TABLE

THIS TABLE SETS FORTH THE HYPOTHETICAL POTENTIAL VALUE OF OPTIONS GRANTED DURING THE LAST YEAR TO THOSE INDIVIDUALS NAMED IN TABLE I ASSUMING AN ANNUAL PRICE APPRECIATION OF 5% AND 10%.

                                                                                          Potential Realizable
                                                                                            Value at Assumed            Alternative
                                                                                          Annual Rates of Stock        to (f) & (g)
                                                                                           Price Appreciation           Grant Date
                                             Individual                                      for Option Term               Value
                                               Grants
------------------------------------------------------------------------------------------------------------------------------------
              (a)                  (b)          (c)            (d)          (e)           (f)             (g)              (h)
                                             % of Total
                               Options/     Options/SARs     Exercise                                                   Grant Date
                               SARs          Granted to      or Base     Expiration                                      Present
             Name              Granted       Emp. in FY       Price         Date         5% ($)         10% ($)         Value ($)
------------------------------------------------------------------------------------------------------------------------------------
Stuart C. Baker                      0            0              $0                         $0              $0               $0
President

------------------------------------------------------------------------------------------------------------------------------------
William W. Holl                      0            0              $0                         $0              $0               $0
Secretary/Treasurer

------------------------------------------------------------------------------------------------------------------------------------
Daniel C. Finn                       0            0              $0                         $0              $0               $0
VP Operations

------------------------------------------------------------------------------------------------------------------------------------
Tod N. Kilgore                       0            0              $0                         $0              $0               $0
VP Marketing & Sales -
AMS Division
------------------------------------------------------------------------------------------------------------------------------------
Harry A. Munn                        0            0              $0                         $0              $0               $0
Executive VP Marketing & Sales

------------------------------------------------------------------------------------------------------------------------------------
Gregory D. Leiser                    0            0              $0                         $0              $0               $0
VP Finance/CFO

------------------------------------------------------------------------------------------------------------------------------------

III.     OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

THIS TABLE SETS FORTH INFORMATION ON THOSE INDIVIDUALS NAMED IN TABLE I AS TO THE OPTIONS EXERCISED DURING THE YEAR AND THE STATUS OF OUTSTANDING OPTIONS AT YEAR-END.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
------------------------------------------------------------------------------------------------------------------------------------
             (a)                  (b)                         (c)                          (d)                            (e)
                                                                                                                        Value of
                                                                                        Number of                     Unexercised
                                                                                       Unexercised                    In-the-Money
                                                                                      Options/SARs                    Options/SARs
                                                                                        At FY-End                    at FY-End ($)
                              Shares Acquired                Value                     Exercisable/                   Exercisable/
             Name               Exercise (#)              Realized ($)                Unexercisable                  Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Stuart C. Baker                     0                          0                           0                                0
President
------------------------------------------------------------------------------------------------------------------------------------
William W. Holl                     0                          0                           0                                0
Secretary/Treasurer
------------------------------------------------------------------------------------------------------------------------------------
Daniel C. Finn                      0                          0                     15,000/15,000                         $0
VP Operations
------------------------------------------------------------------------------------------------------------------------------------
Tod N. Kilgore                      0                          0                     15,000/15,000                         $0
VP Marketing & Sales-AMS Division
------------------------------------------------------------------------------------------------------------------------------------
Harry A. Munn                     2,500                        0                     17,500/10,000                         $0
Executive VP Marketing & Sales
------------------------------------------------------------------------------------------------------------------------------------
Gregory D. Leiser                   0                          0                     13,750/11,250                         $0
VP Finance/CFO
------------------------------------------------------------------------------------------------------------------------------------

                                                                 9

IV.      CORPORATE COMPARISON

THE PURPOSE OF THIS TABLE IS TO COMPARE THE PERFORMANCE OF THE COMPANY'S STOCK AGAINST THE NASDAQ STOCK MARKET TOTAL RETURN INDEX (TRI). TOTAL RETURN INCLUDES STOCK APPRECIATION/DEPRECIATION PLUS DIVIDENDS. THE CHART ASSUMES $100 WAS INVESTED 5 YEARS AGO. THE TRI IS THE AVERAGE TOTAL RETURN OF ALL U.S. COMPANIES TRADED OVER THE NASDAQ STOCK MARKET.


                              [GRAPH APPEARS HERE]


--------------------------------------------------------------------------------
                    AMISTAR               NASDAQ U.S.       NASDAQ NON-FINANCIAL
                                          ALL SECTORS             SECTORS
--------------------------------------------------------------------------------
1996                $100.00                 $100.00               $100.00
--------------------------------------------------------------------------------
1997                $101.98                 $122.48               $117.06
--------------------------------------------------------------------------------
1998                $ 62.75                 $172.68               $171.83
--------------------------------------------------------------------------------
1999                $ 53.03                 $320.84               $336.81
--------------------------------------------------------------------------------
2000                $ 82.37                 $192.98               $196.33
--------------------------------------------------------------------------------
2001                $ 39.22                 $153.12               $150.04
--------------------------------------------------------------------------------

SAVINGS AND RETIREMENT PLAN
---------------------------

The Company maintains the Amistar Corporation Saving and Retirement Plan (the "Retirement Plan"), which is a tax-qualified plan under the Internal Revenue Code (the "Code"). All employees (including officers of the Company) are eligible to participate in the Retirement Plan following the completion of ninety days of service. The Retirement Plan has been amended, effective February 14, 2002, so that participants may make contributions up to the limits allowable by the Internal Revenue Code. The maximum amount of contributions made by certain highly compensated employees may be limited to a lower percentage of their compensation, depending upon the amount of contributions by other employees under the Section 401(k) provisions of the Retirement Plan. The Company is obligated to make a matching contribution to the Retirement Plan equal to 50% of the first 6% of compensation contributed by each participant. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of the Company's matching contributions. Participants are always fully vested in all of their contributions to the Retirement Plan (and in the earnings on such contributions), and participants attain a vested right to the Company's matching contributions made on their behalf to the Retirement Plan (and the earnings thereon) at the rate of 20% for each full year of service after one year until such participants are fully vested after six full years of service.

STOCK OPTION PLAN
-----------------

In 1994, the Company's Board of Directors and common shareholders approved the 1994 Employee Stock Option Plan. The Plan allows for grants of options to purchase up to 310,000 shares of authorized but un-issued common stock. Stock options are granted with an exercise price equal to the stock's fair market value, generally vest over four years from the date of grant, and expire five years after the date of grant.

The following table reflects the exercise prices of options outstanding, of which 102,250 are currently exercisable:

               SHARES       EXERCISE
                              PRICE
              ----------------------
                11,000        $3.50
                 7,500        $3.00
                 6,000      $2.6875
                 8,000      $2.3125
                67,000       $2.125
                20,000       $1.563
                78,000        $1.25
                 5,000        $1.10
              ---------
               202,500
              =========

BONUS PLAN
----------

On August 7, 1997 the Compensation Committee of the Board of Directors adopted a bonus plan for executives of the Company effective with years beginning January 1, 1997. The plan provides that bonuses will be paid to certain executives of the Company based on a formula of after tax profits which exceed an eight percent return on equity, weighted 70% on the current year and 30% on the prior year. The formula is: bonus is a percentage of salary which equal 3, 4, or 5 times the percentage of after tax profits which exceeds an eight percent return on equity, weighted 70% on the current years performance and 30% on the prior years performance. All executive officers are in the plan. No bonuses were accrued or paid for each of the years ended December 31, 2001 and 2000.

REMUNERATION OF DIRECTORS
-------------------------

Each non-employee director of the Company receives compensation of $2,500 per quarter and reimbursement of expenses incurred in serving as a director.

SELECTION OF INDEPENDENT ACCOUNTANTS
------------------------------------

KPMG LLP served as independent auditors of the Company for fiscal 2001 and has been selected by the Board of Directors to serve in that capacity again during fiscal 2002. Fees for audit services, including quarterly 10Q reviews, covering the year ended December 31, 2001 totaled $77,500. All other fees for services to KPMG LLP for the year 2001 represent income tax preparation services totaling $29,000.

The Audit Committee has considered whether the non-audit services performed are compatible with maintaining auditors independence.

SHAREHOLDER PROPOSALS
---------------------

Shareholder proposals complying with the applicable rules under the 1934 Act intended to be presented at the Annual Meeting of Shareholders of the Company to be held on the first Wednesday in May 2003 must be received by the Company by February 3, 2003 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of the Secretary, Amistar Corporation, 237 Via Vera Cruz, San Marcos, CA 92069.

OTHER BUSINESS
--------------

The Company is not aware of any other business to be presented at the Annual Meeting. All shares of Common Stock represented by proxies will be voted in favor of the proposals of the Company unless otherwise indicated on the form of proxy. If any other matters come before the meeting, proxy holders will vote thereon according to their best judgment.

                                           By Order of the Board of Directors


                                           /s/ William W. Holl
                                           William W. Holl
                                           Secretary

San Marcos, California
March 25, 2002

APPENDIX 1


FINANCIAL INFORMATION
---------------------

The Company's annual report on Form 10K for the year ended December 31, 2001 has been mailed to each shareholder of record as of March 15, 2002 along with this Proxy Statement and is incorporated by reference.